CONSULTING AGREEMENT

This Consulting Agreement Amendment (the "Amendment") is made and entered into this 7th day of August 2011, to be effective as of June 1, 2011 (the "Effective Date"). It is an amendment to an ongoing agreement by and between Radient Pharmaceuticals Inc., located at 2492 Walnut Avenue, Suite 100, Tustin, CA 92780-6953 (the "Company") and JFS Investments located at 35 Crest Loop, Staten Island, NY 10312, a Florida Corporation("the Consultant").

WHEREAS:

A.	The Consultant has the professional business and financial expertise and experience to assist the Company, and
B.	The Consultant is offering its services as a consultant to the Company; and
C.	The Company desires to retain the Consultant as an independent consultant and to memorialize the Consultant's work for the Company by entering into this written Agreement.
D.	The parties agree thai this Agreement reflects the entire understanding and agreements between the parties hereto.

NOW, THEREFORE, in consideration of the premises and promises, warranties and representations herein contained, it is agreed as follows:

1.	DUTIES. The Company hereby engages the Consultant and the Consultant hereby accepts engagement as a consultant. It is understood and agreed, and it is the express intention of the parties to this Agreement, that the Consultant is an independent contractor, and not an employee or agent of the Company for any purpose whatsoever. Consultant shall perform all duties and obligations as described on Exhibit A hereto and agrees to be available at such times as may be scheduled by the Company. It is understood, however, that the Consultant will maintain Consultant's own business in addition to providing services to the Company. The Consultant agrees to promptly perform all services required of the Consultant hereunder in an efficient, professional, trustworthy and businesslike manner. A description of the Consultant's services are attached hereto as Exhibit A and incorporated by reference herein. In such capacity, Consultant will utilize only materials, reports, financial information or other documentation that is approved in writing in advance by the Company.

2.	CONSULTING SERVICES & COMPENSATION. The Consultant will be retained as a Consultant and independent contractor for the Company. For services rendered hereunder, subject to Section 8 below, the Consultant shall receive compensation in addition to that received in the original contract dated August 1, 2010 as follows:

a.	The Company and the Consultant hereby agree that the total value of the services rendered hereunder shall be fixed at $288,000, payable in common shares of the Company in the manner described below. Such common shares are valued at $0.16 per share being 100% of the closing price of the Company's common shares as at the Effective Date of this agreement.

b.	1.8 million restricted common shares of which 450,000 will be issued upon signing (the “Initial Shares”) and the remaining 1,350,000 of which shall be issued in 9 equal consecutive monthly installments beginning in month 4 after the date of the Agreement (the “Monthly Shares”).

c.	The shares will be distributed as follows:

i.	450,000: 300,000 to JFS Investments: 150,000 to Samel LLC.

ii.  1,350,000 monthly installments: 100,000 per month to JFS Investments; 50,000 per month to Samel LLC.

3.	EXPENSES. In addition to the compensation in Section 2 above, the Company agrees to reimburse JFS Investments from time to time, for reasonable out-of-pocket expenses incurred by JFS investments in connection with its activities under this agreement, provided, however JFS Investments shall not incur any expense in excess of $1,000 or $2,500 cumulative nickel dime items without prior written company consent. These expenses include but are not limited to airfare, hotel lodging, meals, transportation, outside consultants, printing and overnight express mail.

4.	CONFIDENTIALITY. All knowledge and information of a proprietary and confidential nature relating to the Company which the Consultant obtains during the Consulting period, from the Company or the Company's employees, agents or Consultants shall be for all purposes regarded and treated as strictly confidential for so long as such information remains proprietary and confidential and shall be held in trust by the Consultant solely for the Company's benefit and use and shall not be directly or indirectly disclosed by the Consultant to any person without the prior written consent of the Company, which consent may be withhold by the Company in its sole discretion.

5.	INDEPENDENT CONTRACTOR STATUS. Consultant understands that since the Consultant is not an employee of the Company, the Company will not withhold income taxes or pay any employee taxes on its behalf, nor will it receive any fringe benefits. The Consultant shall not have any authority to assume or create any obligations, express or implied, on behalf of the Company and shall have no authority to represent the Company as agent, employee or in any other capacity that as herein provided. The Consultant does hereby indemnify and hold harmless the Company from and against any and all claims, liabilities, demands, losses or expenses incurred by the Company if (1) the Consultant fails to pay any applicable income and/or employment taxes (including interest or penalties of whatever nature), in any amount, relating to the Consultant's rendering of consulting services to the Company, including any attorney's fees or costs to the prevailing party to enforce this indemnity or (2) Consultant takes any action or fails to take any action in accordance with the companies instructions. The Consultant shall be responsible for obtaining workers' compensation insurance coverage and agrees to indemnify, defend and hold the Company harmless of and from any and all claims arising out of any injury, disability or death of the Consultant.

6.	REPRESENTATIONS AND WARRANTIES. For purposes of this Agreement and the Shares, the Consultant represents and warrants as follows:

a.	The Consultant (i) has adequate means of providing for the Consultant's current needs and possible personal contingencies, (ii) has no need for liquidity in this investment, (iii) is able to bear the substantial economic risks of an investment in the Shares for an indefinite period, (iv) at the present time, can afford a complete loss of such investment, and (v) is an "accredited investor" as defined in the Securities Act of 1933, as amended.

b.	The Consultant does not have a preexisting personal or business relationship with the Company or any of its directors or executive officers, or by reason of any business or financial experience or the business or financial experience of any professional advisors who are unaffiliated with and who are compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly, could be reasonably assumed to have the capacity to protect the Consultant's interests in connection with the investment in the Company.

c.	The Consultant is aware that;

i.	The Shares are not transferable under this Agreement and applicable securities laws; and

ii.	The Articles of Incorporation and Bylaws of the Company contain provisions that limit or eliminate the personal liability of the officers, directors and agents of the Company and indemnify such parties for certain damages relating to the Company, including damages in connection with the Shares and Warrants and the good-faith management and operation of the Company.

d.	The Consultant acknowledges that the Shares are not currently registered under any registration statement with the Securities and Exchange Commission (SEC).

e.	The Consultant has not been furnished any offering literature and has not been otherwise solicited by the Company.

f.	The Company and its officers, directors and agents have answered all inquiries that the Consultant has made of them concerning the Company or any other matters relating to the formation, operation and proposed operation of the Company and the offering and sale of the Shares,

g.	The Consultant, if a corporation, partnership, trust or other entity, is duly organized and in good standing in the state or country of its incorporation and is authorized and otherwise duly qualified to purchase and hold the Shares. Such entity has its principal place for business as set forth on the signature page hereof and has not been formed for the specific purpose of acquiring the Shares unless all of its equity owners qualify as accredited individual investors.

h.	All information that the Consultant has provided to the Company concerning the Consultant, the Consultant's financial position and the Consultant's knowledge of financial and business matters, or, in the case of a corporation, partnership, trust or other entity, the knowledge of financial and business matters of the person making the investment decision on behalf of such entity, including all information contained herein, is correel and complete as of the date set forth at the end hereof and may be relied upon, and if there should be any material adverse change in such information prior to this subscription being accepted, the Consultant will immediately provide the Company with such information.

i.	The Consultant certifies, under penalties of perjury (i) that the taxpayer identification number shown on the signature page of this Consulting Agreement is true, correct and complete, and (ii)that the Consultant is not subject to backup withholding as a result of a failure to report all interest or dividends, or because the Internal Revenue Service has notified the Consultant that the Consultant is no longer subject to backup withholding.

j.	In rendering the services hereunder and in connection with the Shares, the Consultant agrees to comply with all applicable federal and state securities laws, the rules and regulations thereunder, the rules and regulations of any exchange or quotation service on which the Company's securities are listed and the rules and regulations of the National Association of Securities Dealers, Inc.

7.	TERMINATION.

(a)	After the first Ninety (90) days of this Agreement, either party may terminate this Agreement at anytime with or without cause by giving thirty (30) days written notice to the other party (such 30th day being the “Termination Date,” unless terminated earlier based upon 7(b), pursuant to which the Termination Date is the date of the written notice).

(b)	Should the Consultant default in the performance of this Agreement or materially breach any of its provisions, the Company may, in its sole discretion, terminate this Agreement immediately upon written notice to the Consultant.

(c)	In the event of Termination by either party, Consultant shall be entitled to receive its Compensation due up to the Termination Date, including any outstanding expenses and Shares to the extent vested as of the Termination Date.

8.	NYSE Amex Approval. Consultant acknowledges that the issuance of the Shares is subject to the prior approval of the NYSE Amex (the “Amex Approval”), without which, the Shares will not be issued, unless the Company is not in the future listed on the NYSE Amex, in which case the shares would be issued without NYSE Approval. For value calculation purposes of this Agreement, Closing Price means the closing price of the Company's common stock for any applicable date as reported on the NYSH Amex; (ii) if the common stock is not then listed or quoted on the NYSE Amex and if the prices for the common stock are then reported on the OTC Bulletin Board as reported by Bloomberg Financial L.P., then the closing price per share of the common stock so reported (based on a trading day from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time); (ii) if the common stock is not then listed or quoted on the OTC Bulletin Board and if prices for the common stock are then reported in the “Pink Sheets” published by the Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the common stock so reported; or (iii) in all other cases, the fair market value of a share of common stock as determined by an independent appraiser selected in good faith by the Company.

9.	NO THIRD PARTY RIGHTS. The parties warrant and represent that they are authorized to enter into this Agreement and that no third parties, other than the parties hereto, have any interest in any of the services or the Warrant contemplated hereby.

10.	ABSENCE OF WARRANTIES AND REPRESENTATIONS. Each party hereto acknowledges that they have signed this Agreement without having relied upon or being induced by any agreement, warranty or representation of fact or opinion of any person not expressly set forth herein. All representations and warranties of either party contained herein shall survive its signing and delivery.

1.1.	GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the law of the State of New York.

12.	ATTORNEY'S FEES. In the event of any controversy, claim or dispute between the parties hereto, arising out of or in any manner relating to this Agreement, including an attempt to rescind or set aside, the prevailing party in any action brought to settle such controversy, claim or dispute shall be entitled to recover reasonable attorney's fees and costs.

13.	ARBITRATION. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by binding arbitration. The arbitration will be conducted in accordance with the rules of the American Arbitration Association (the “AAA”) then in effect (“AAA Rules”) and the procedures in this document. In the event of a conflict, the provisions of this document will control. The arbitration will be conducted before a single arbitrator, and in accordance with the expedited arbitration procedures of the AAA regardless of the size of the dispute. Any issue concerning the extent to which any dispute is subject to arbitration, or concerning the applicability, interpretation, or enforceability of these procedures, including any contention that all or part of these procedures are invalid or unenforceable, shall be governed by the Federal Arbitration Act and resolved by the arbitrator. Unless provided otherwise in this Agreement, the arbitrators may not award damages inconsistent with the Agreement or punitive damages or any other damages not measured by the prevailing party's actual damages, and the parties expressly waive their right to obtain such damages in arbitration. In no event, even if any other portion of these provisions is held to be invalid or unenforceable, shall the arbitrators have power to make an award or impose a remedy that could not be made or imposed by a court deciding the matter in the same jurisdiction..

14.	VALIDITY. If any paragraph, sentence, term or provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity enforceability of any other paragraph, sentence, term and provision hereof. To the extent required, any paragraph, sentence, term or provision of this Agreement may be modified by the parties hereto by written amendment to preserve its validity.

15.	NON-DISCLOSURE OF TERMS. The terms of this Agreement shall be kept confidential, and no party, representative, attorney or family member shall reveal its contents to any third party except as required by law or as necessary to comply with law or preexisting contractual commitments.

16.	ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties and cannot be altered or amended except by an amendment duly executed by all parties hereto. This Agreement shall be binding upon and inure to the benefit of the successors, assigns and personal representatives of the parties.

IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement effective as of the date first written above.

Radient Pharmaceuticals Corp.	JFS Investments Inc.

/s/ Douglas C. MacLellan	/s/ Joseph M. Salvani
Douglas C. MacLellan	Joseph M. Salvani
Chairman, & CEO	President

EXHIBIT A

DESCRIPTION OF CONSULTING SERVICES

The Consultant agrees, to the extent reasonably required in the conduct of its business with the Company, to place at the disposal of the Company its judgment and experience and to provide business development services to the Company including, but not limited, to, the following:

(i)	review the Company's financial requirements;
(ii)	analyze and assess alternatives for the Company's financial requirements;
(iii)	provide introductions to professional analysts and money managers;
(iv)	assist the Company in financing arrangement to be determined and governed by separate and distinct financing agreements;
(v)	provide analysis of the Company's industry and competitors in the form of general industry reports provided directly to Company;
(vi)	assist the Company in developing corporate partnering relationships;
(vii)	provide a weekly status report via e-mail detailing names, contact information and feedback; and,
(viii)	organize a minimum of 5 qualified equity fund presentations about the Company per month to be done by consultant and/or management.